Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
DG FastChannel, Inc.	212/835-8500
972/581-2000	dgit@jcir.com

DG FASTCHANNEL® SECOND QUARTER REVENUES

INCREASE 59% TO $34.5 MILLION

- Second Quarter Operating Income Rises 73% to a Record $8.5 Million -

- Adjusted EBITDA Rises 74.6% to $13.0 Million -

Dallas, TX — August 7, 2008 — DG FastChannel®, Inc. (NASDAQ: DGIT), a leading provider of digital media advertising services to the advertising, entertainment and broadcast industries, today reported record financial results for the second quarter ended June 30, 2008.

Second Quarter Highlights

•                  Second quarter 2008 consolidated revenue of $34.5 million compared to $21.7 million in the same period of 2007.

•                  Second quarter 2008 revenue from the delivery of high definition (HD) advertising content of $6.7 million compared to $1.4 million in the same period of 2007.

•                  Adjusted EBITDA (earnings before interest, taxes, unrealized investment gains and losses, depreciation and amortization, and stock-related compensation) of $13.0 million for the three months ended June 30, 2008 compared to $7.5 million in the same period of 2007.

•                  Second quarter 2008 net income of $4.1 million, or $0.23 per diluted share, compared to net income of $3.8 million, or $0.23 per diluted share in the same period of 2007.

•                  Second quarter 2008 normalized net income of $8.0 million, or $0.43 per diluted normalized net income per share, compared to normalized net income of $5.1 million, or $0.31 per diluted normalized net income per share in the same period of 2007.

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•                  On June 5, 2008, DG FastChannel completed the acquisition of the Vyvx advertising services business, including its distribution, post-production and related operations for $129 million in cash (excluding costs and a working capital adjustment).  The consolidated 2008 second quarter operating results presented herein include approximately one month of operations of the Vyvx advertising services business.

•                  On May 8, 2008, the Company signed a definitive agreement to merge with Enliven Marketing Technologies Corporation (NASDAQ: ENLV).  The merger will combine DG FastChannel’s leadership in digital media advertising services with Enliven’s Internet marketing, online and mobile advertising solutions.  DG FastChannel expects to issue approximately 4.5 million shares of its common stock (excluding shares already owned by DG FastChannel) valued at approximately $77.6 million, based on the closing share price of $17.25 on June 30, 2008.

•                  As of June 30, 2008, DG FastChannel had $27.0 million in cash and $179.9 million of debt, or net debt of approximately $152.9 million compared to net debt of $34.7 million at December 31, 2007.

Scott K. Ginsburg, Chairman and CEO of DG FastChannel, commented on the results, “The second quarter financial results — a 59% increase in revenues and a 75% improvement in adjusted EBITDA — confirm DG FastChannel’s operating strategy and corporate development plans are succeeding.  DG FastChannel has established unique products, workflow toolsets and proprietary digital technologies to capitalize on the nationwide transition to HD television.  With less than 200 days remaining until the switch over to the HD broadcast standard, the Company is well positioned for growth.”

Business Outlook

Mr. Ginsburg said, “The federal deadline to transition to digital broadcasting is rapidly approaching.  DG FastChannel’s revenue derived from the delivery of HD content has shown explosive growth.  This trend is expected to continue based on the following factors:

•                  Increasing numbers of HD TV sets in U.S. households;

•                  Content providers widely distributing HD programming; and,

•                  Media outlets — cable, satellite, and over-the-air broadcasters — transition to digital broadcast standards.

“DG FastChannel’s HD revenue growth is correlated to the capital expenditures incurred at the media outlets to upgrade their HD infrastructure.  As these media outlets transition from analog to digital capabilities, our ability to deliver HD advertising content is significantly enhanced.  So far, less than ten percent of all U.S. media outlets are enabled to receive HD advertising content, and we anticipate the HD enabled outlets to dramatically increase in the near-term.

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“During the balance of 2008, revenues also are expected to benefit from significant levels of presidential and overall political advertising.”

Vyvx Advertising Services Business

Mr. Ginsburg commented, “The Vyvx advertising services business significantly expanded DG FastChannel’s client base of the nation’s most esteemed and best-known brands. Ninety percent of the nation’s top 100 advertisers rely on our digital media advertising solutions to ingest, vault, deliver or provide post-production advertising services on behalf of their television, radio and print advertising campaigns.  Our revenue sources are more diversified than ever before in our history.”

The Vyvx advertising services business generated 2007 revenue of approximately $36 million and EBITDA of approximately $11 million.  The Company expects to achieve approximately $7 million to $9 million of operational synergies over the next four quarters.

The operational synergies include integrating the Vyvx advertising distribution management, operations, products and facilities with DG FastChannel’s and the elimination of duplicative offices, telecom lines, equipment and resources.

DG FastChannel / Enliven Marketing Technologies Pending Transaction

On May 8, 2008, DG FastChannel entered into an agreement to acquire Enliven Marketing Technologies in a stock-for-stock transaction.  The merger will combine DG FastChannel’s leadership in digital media advertising services with Enliven’s Unicast digital marketing technologies for online, mobile and in-game advertising solutions.  The deal is subject to a vote by the DG FastChannel and Enliven shareholders, regulatory approvals and other customary closing conditions.  DG FastChannel and Enliven Marketing Technologies expect to mail proxy materials to shareholders this month and, if the shareholders agree to the terms of the transaction, the deal is expected to close at the end of the third quarter of 2008.

Mr. Ginsburg commented, “The Unicast and SpringBox platforms provide robust online advertising solutions.  By undertaking this transaction, DG FastChannel’s products participate in the fastest growing verticals within the advertising industry.  DG FastChannel customers will benefit from our diversified digital platform as brands increasingly migrate valuable content to computers, cell phones, smart phones, game players and other portable, mobile devices.”

“We plan to bundle Enliven’s digital marketing solutions with DG FastChannel’s digital media advertising marketing products in the sales process,” added Mr. Ginsburg.

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“This transaction and our corporate strategies will allow us to capitalize on the Company’s pre-existing nationwide operating platform and cross-sell to our marquee customer base.  In view of the advertising industry’s diversification of expenditures between traditional and online media, we believe it is in our Company’s and our shareholders’ best interest to enter the online advertising space.  The Enliven transaction will diversify DG FastChannel’s revenue sources.”

DG FastChannel expects to achieve operating and financial synergies based on the combination of the respective operating strategies of the Company and Enliven.  The new combined company expects to realize approximately $3 million of cost savings in its first full year of operation as a combined entity through the elimination of duplicative corporate overhead.  Concurrently, DG FastChannel expects to make substantial investments in upgrading the Unicast sales organization and enhancing its ad delivery software platform.

Second Quarter 2008 Financial Results Webcast

The Company’s second quarter conference call will be broadcast live on the Internet at      11:00 a.m. ET on Thursday, August 7, 2008.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation, Adjusted EBITDA, Normalized Net Income and Diluted Shares Used in Normalized Net Income Per Share Calculation Definitions

Adjusted EBITDA is defined as earnings before interest, taxes, unrealized investment gains and losses, depreciation and amortization, and stock-related compensation.  Although adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes this Non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity.  However, investors should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.  In addition, because adjusted EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of the adjusted EBITDA figures to GAAP net income is included herein.

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DG FastChannel defines “normalized net income” as net income before amortization of intangible assets, stock-related compensation expense, impairment and restructuring charges, unrealized gains and losses on investments, utilization of tax NOLs/credits, release of the deferred tax asset valuation allowance and income and losses from discontinued operations. DG FastChannel considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

DG FastChannel defines “diluted shares used in normalized net income per share calculations” as diluted common shares outstanding used in GAAP net income per share calculations, excluding the effect of FAS 123R under the treasury stock method.  DG FastChannel considers normalized net income and diluted normalized net income per share to be additional important indicators of the overall performance of the Company because they eliminate the effect of non-cash items.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

About DG FastChannel, Inc.

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  The Company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, broadcast verification, and digital asset management.  The Company’s vast electronic media distribution network is relied upon by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations.  For more information visit www.dgfastchannel.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, the demand among certain clients for digital audio and video delivery services and its expectations of operations of the recently acquired Point.360 advertising distribution operations, GTN, the Vyvx advertising distribution assets and its strategic alliance and proposed merger with Enliven Marketing Technologies.  These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$34,452	$21,689	$63,669	$41,583
Operating expenses, excluding depreciation andamortization and stock-related compensation	21,421	14,226	40,090	27,432
Adjusted EBITDA	13,031	7,463	23,579	14,151
Depreciation, amortization and stock-related compensation	4,548	2,547	7,961	5,178
Operating income	8,483	4,916	15,618	8,973
Interest expense and other, net	1,845	278	2,608	452
Reduction (increase) in fair value of long-term investment	(273)	(1,689)	820	(1,689)
Income before income taxes from continuing operations	6,911	6,327	12,190	10,210
Provision for income taxes	2,763	2,531	4,875	4,082
Income from continuing operations	4,148	3,796	7,315	6,128
Loss from discontinued operations	—	(4)	—	(137)
Net income	$4,148	$3,792	$7,315	$5,991
Basic net income per common share from continuing operations	$0.23	$0.24	$0.41	$0.39
Basic net income per common share	$0.23	$0.24	$0.41	$0.38
Diluted net income per common share from continuing operations	$0.23	$0.23	$0.40	$0.38
Diluted net income per common share	$0.23	$0.23	$0.40	$0.37
Weighted average shares outstanding — basic	17,916	15,865	17,913	15,855
Weighted average shares outstanding — diluted	18,349	16,358	18,381	16,251

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DG FastChannel, Inc.

Reconciliation of GAAP Net Income to Normalized Net income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$4,148	$3,792	$7,315	$5,991

Amortization of intangibles	1,810	659	3,165	1,780
Stock-related compensation	140	79	261	165
Unrealized loss (gain) on derivative instrument	(273)	(1,689)	820	(1,689)
Deferred tax expense (NOL utilization)	2,157	2,238	3,653	3,608
Loss from discontinued operations	—	4	—	137
Normalized net income	$7,982	$5,083	$15,214	$9,992

Interest expense, net	1,845	278	2,608	452
Current tax expense	606	293	1,222	474
Depreciation expense	2,598	1,809	4,535	3,233

Adjusted EBITDA	$13,031	$7,463	$23,579	$14,151

Normalized net income per share:
Basic	$0.45	$0.32	$0.85	$0.63
Diluted	$0.43	$0.31	$0.82	$0.61

Shares used in normalized net income per share calculations:
Basic	17,916	15,865	17,913	15,855
Diluted	18,431	16,448	18,453	16,356

Reconciliation of Basic GAAP Net Income per Share to Basic Normalized Net Income per Share

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Net income per share	$0.23	$0.24	$0.41	$0.38
Amortization of intangibles	0.10	0.04	0.18	0.11
Stock-related compensation	0.01	—	0.01	0.01
Unrealized loss (gain) on derivative instrument	(0.02)	(0.11)	0.05	(0.11)
Deferred tax expense (NOL utilization)	0.13	0.15	0.20	0.23
Loss from discontinued operations	—	—	—	0.01
Normalized net income per share	$0.45	$0.32	$0.85	$0.63

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DG FastChannel, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2008 (unaudited)	December 31, 2007
Cash	$27,017	$10,101
Accounts receivable, net	28,148	26,516
Property and equipment, net	32,145	27,466
Long-term investments	10,633	15,001
Goodwill	189,225	111,955
Deferred income taxes	2,432	4,667
Intangibles, net	99,271	51,363
Other	9,232	5,426
TOTAL ASSETS	$398,103	$252,495

Accounts payable and accrued liabilities	$17,409	$12,770
Deferred revenue	2,993	2,821
Debt	179,888	44,775
TOTAL LIABILITIES	200,290	60,366
TOTAL STOCKHOLDERS’ EQUITY	197,813	192,129
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$398,103	$252,495

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